Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Sinclair Broadcast Group, Inc. of our report dated June 16, 2014 relating to the combined financial statements of the Combined Perpetual Corporation, which appears in the Current Report on Form 8-K of Sinclair Broadcast Group, Inc. dated August 6, 2014.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
McLean, Virginia
April 17, 2015